                       CENTRAL AND SOUTH WEST CORPORATION

                           OFFER TO PURCHASE FOR CASH
                         ANY AND ALL OUTSTANDING SHARES
            OF THE FOLLOWING SERIES OF CUMULATIVE PREFERRED STOCK OF
                        CENTRAL POWER AND LIGHT COMPANY

                                                                                    OUTSTANDING   PURCHASE PRICE
TITLE OF SERIES OF PREFERRED                                                           SHARES       (PER SHARE)
----------------------------------------------------------------------------------  ------------  ---------------
Cumulative Preferred Stock ($100 par value)
4.20% Series......................................................................       75,000      $   70.39
4.00% Series......................................................................      100,000      $   62.82

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., CENTRAL TIME, ON WEDNESDAY, APRIL 16, 1997, UNLESS THE OFFER IS EXTENDED.

                                                                  March 18, 1997

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase, dated March 18, 1997, and a separate Letter of Transmittal for each series of cumulative preferred stock listed above (each a "Series of Preferred") of Central Power and Light Company ("CPL"), a Texas corporation and direct utility subsidiary of Central and South West Corporation ("CSW"), of which you own shares. As to each Series of Preferred, the Offer to Purchase, together with the applicable Letter of Transmittal, constitutes the "Offer" of CSW to purchase any and all shares of the Series of Preferred ("Shares") at the purchase price per Share listed above, net to the seller in cash, upon the terms and subject to the conditions of the Offer. CSW will purchase all Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer. The Offer for a Series of Preferred is not conditioned upon any minimum number of Shares of such Series of Preferred being tendered and is independent of the Offer for any other Series of Preferred.

    The Board of Directors of CPL is currently soliciting proxies to amend a provision of CPL's Restated Articles of Incorporation which limits the amount of unsecured debt CPL may issue. If such amendment is approved and adopted, CPL will make a special cash payment of $0.25 per share to shareholders who voted in favor of such amendment. Preferred Shareholders of record who vote for such amendment will be entitled to such cash payment regardless of whether they have tendered Shares pursuant to the Offer.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. ANY LETTER OF TRANSMITTAL FURNISHED TO YOU IS SOLELY FOR YOUR INFORMATION AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    PLEASE READ THE FOLLOWING INFORMATION CAREFULLY:

        (1) The Offer is for any and all Shares outstanding as of March 18, 1997. The Offer for a Series of Preferred is independent of the Offer for any other Series of Preferred.

        (2) The Offer and withdrawal rights will expire at 5:00 p.m., central time, on Wednesday, April 16, 1997, unless the Offer is extended with respect to a Series of Preferred. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer. If you would like to withdraw your Shares that we have tendered, you can withdraw them so long as the Offer remains open or at any time after the expiration of forty business days from the commencement of the Offer if such tendered Shares have not been accepted for payment.

        (3) Any stock transfer taxes applicable to the sale of Shares to CSW pursuant to the Offer will be paid by CSW, except as otherwise provided in Instruction 5 of the Letter of Transmittal.

    NEITHER CSW, CPL, THEIR RESPECTIVE BOARDS OF DIRECTORS NOR ANY OF THEIR RESPECTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY PREFERRED SHAREHOLDER AS TO WHETHER TO TENDER ANY OR ALL SHARES. EACH PREFERRED SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

    If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer.

    The Offer is being made to all holders of Shares. CSW is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a valid state statute. If CSW becomes aware of any valid state statute prohibiting the making of the Offer, CSW will make a good faith effort to comply with such statute. If, after such good faith effort, CSW cannot comply with such statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares in such state. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of CSW by the Dealer Managers (as defined in the Offer) or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

                                  INSTRUCTIONS
               WITH RESPECT TO OFFER TO PURCHASE BY CSW FOR CASH
                       ANY AND ALL OUTSTANDING SHARES OF
                             THE PREFERRED STOCK OF
                        CENTRAL POWER AND LIGHT COMPANY

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 18, 1997, and a separate Letter of Transmittal for each series of preferred stock of Central Power and Light Company ("CPL") (each a "Series of Preferred") in which the undersigned owns shares (as to each Series of Preferred, the Offer to Purchase, together with the applicable Letter of Transmittal, constitutes the "Offer") in connection with the invitation of Central and South West Corporation ("CSW") to the holders of each Series of Preferred to tender any and all of their shares of a Series of Preferred ("Shares") for purchase at the purchase price per Share listed on the front cover of the Offer to Purchase, net to the seller in cash, upon the terms and subject to the conditions of the Offer.

    This will instruct you to tender to CSW the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

     Series of Preferred                      Number of Shares to be Tendered*
-----------------------------   -----------------------------------------------------------
-----------------------------   -----------------------------------------------------------
-----------------------------   -----------------------------------------------------------
-----------------------------   -----------------------------------------------------------
-----------------------------   -----------------------------------------------------------

                                   SIGN HERE

              Signature(a):
                             -----------------------------------------------------
                   Name(a):
                             -----------------------------------------------------
                   Address:
                             -----------------------------------------------------
                             -----------------------------------------------------

Dated:            , 1997
Social Security
or Taxpayer Identification
No.: ----------------

* By executing and returning these Instructions, unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                       3